                                                                 Exhibit 23 to
                                                                  Form 11-K
                                                                    for 1999




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 33-60209), Form S-8 (File No. 33-1462), Form S-8 (File No. 33-1487, Form S-8 (File No. 33-36381), Form S-8 (File No.
33-36380), Form S-14 (File No. 2-82253), Form S-8 (Form No. 333-38743), Form S-8
(File No. 333-28381), Form S-8 (File No. 333-38763), Form S-8 (File No.
333-28385), Form S-3 (File No. 333-65581) and Form S-8(333-77011) of Cincinnati
Bell Inc. of our report dated June 23, 2000 relating to the financial statements of Cincinnati Bell Inc. Retirement Savings Plan, which appears in this Form 11-K.



/s/ PricewaterhouseCoopers LLP
------------------------------

Cincinnati, Ohio
June 23, 2000